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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-09393) of our report dated January 31, 1997, on our audits of the financial statements of Segue Software, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                     /s/ COOPERS & LYBRAND L.L.P.
                                     COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
March 28, 1997